                                                                    Exhibit 23.5

                         CONSENT OF NOMINEE FOR DIRECTOR
                        OF ULTRAPETROL (BAHAMAS) LIMITED

         I hereby consent to the reference to me under the caption "Management"
in the registration statement on Form F-1, as amended, and related prospectus as shall be held with the U.S. Securities and Exchange Commission and any and all
amendments thereto, of Ultrapetrol (Bahamas) Limited.

                                        /s/ George Wood
                                        ---------------------------------------
                                        Name:  George Wood
                                        Date:  September 26, 2006